                    SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                              7800 WOODLEY AVENUE
                           VAN NUYS, CALIFORNIA 91406

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 17, 1996

To the Stockholders of
SUPERIOR INDUSTRIES INTERNATIONAL, INC.:

     The Annual Meeting of Stockholders of SUPERIOR INDUSTRIES INTERNATIONAL, INC. will be held at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California 90212 on Friday, May 17, 1996 at 10:00 A.M. for the following purposes:

          (1) To elect three directors;

          (2) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on March 18, 1996 are entitled to notice of and to vote at the Annual Meeting. On any business day from May 7, 1996 until May 17, 1996, during ordinary business hours, stockholders may examine the list of stockholders for any purpose relevant to the Annual Meeting at the Company's executive offices at 7800 Woodley Avenue, Van Nuys, California 91406.

     You are urged to execute the enclosed proxy and return it in the accompanying envelope at your earliest convenience. Such action will not affect your right to vote in person should you find it possible to attend the Meeting.

                                          By Order of the Board of Directors

                                          Daniel L. Levine
                                          Secretary
Van Nuys, California
Dated: March 29, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                    SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                              7800 WOODLEY AVENUE
                           VAN NUYS, CALIFORNIA 91406

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 17, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Stockholders of Superior Industries International, Inc. ("Superior" or the "Company"), 7800 Woodley Avenue, Van Nuys, California 91406, to be held at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California 90212 on Friday, May 17, 1996 at 10:00 A.M. and at all adjournments thereof. The approximate date on which Superior anticipates first sending this Proxy Statement and form of proxy to its stockholders is March 29, 1996.

     The solicitation of the proxy accompanying this statement is made by the management of Superior, and the cost of such solicitation will be borne by Superior. The solicitation will be by mail, telephone, or oral communication with stockholders.

     The matters to be considered and voted upon at the Annual Meeting are set forth in the Notice of Annual Meeting which accompanies this Proxy Statement.

     A proxy for use at the Annual Meeting is enclosed. A proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained thereon. If the proxy is executed and returned without instruction, the proxy will be voted for the election as directors of the individuals named below. If the proxy is not returned, your vote will not be counted. Any stockholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of Superior a written notice revoking it or a duly executed proxy bearing a later date, or if the person executing the proxy is present at the meeting, by voting his shares in person.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     There were issued and outstanding 28,886,029 shares of Superior's common stock, par value $0.50, on March 18, 1996, which has been set as the record date for the purpose of determining the stockholders entitled to notice of and to vote at the Annual Meeting. Each holder of common stock will be entitled to one vote, in person or by proxy, for each share of common stock standing in his name on the books of Superior as of the record date; votes may not be cumulated. To constitute a quorum for the transaction of business at the Annual

Meeting, there must be present, in person or by proxy, a majority of the issued and outstanding shares of common stock.

     The following table sets forth information known to Superior as of March 1, 1996, with respect to beneficial ownership of (i) more than 5% of Superior's common stock, and (ii) all directors and officers as a group:

                                                            AMOUNT             PERCENT
                                                           BENEFICIALLY          OF
            NAME AND ADDRESS OF BENEFICIAL OWNER             OWNED              CLASS
                                                           ---------           -------
        Louis L. Borick                                    7,259,335(1)          24.5%
          7800 Woodley Avenue
          Van Nuys, California 91406
        Juanita A. Borick                                  2,998,220(2)          10.4%
          7800 Woodley Avenue
          Van Nuys, California 91406
        FMR Corp. ("Fidelity")                             4,158,400             14.4%
          82 Devonshire Street
          Boston, Massachusetts 02109-3614
        Superior's Directors and Officers                  7,675,055(3)          25.6%
          As a Group (19 persons)
          7800 Woodley Avenue
          Van Nuys, California 91406

------------

(1) Includes 4,994,520 shares held by Mr. Borick, as sole Voting Trustee, under a Voting Trust Agreement (the "Trust") established by Mr. Borick and Juanita
    A. Borick effective January 1, 1985 expiring on December 31, 1997, at which time all provisions of the Trust lapse. The Trust vests in the Voting Trustee all rights and powers of an absolute owner of the shares, except the right to sell or hypothecate shares which are the subject of the Trust, the right to retain any dividends of cash or property other than stock dividends and the right to retain any distributions upon the liquidation or dissolution of the Company.

(2) Includes 2,497,260 shares held of record by the above Trust and 500,960 shares owned beneficially and of record and as to which Juanita A. Borick has sole investment and voting power. See footnote (1) above.

(3) Includes 6,633,549 shares, of which 4,994,520 shares are owned beneficially by Louis L. Borick under the Trust. See footnote (1) above. Also includes 1,041,506 shares of which the directors and officers have the right to acquire beneficial ownership through the exercise within 60 days from the date hereof of stock options that have previously been granted. Excluding Mr. L. Borick, the directors and officers beneficially own 415,720 shares, or 1.4%, of which each has sole investment and voting power.

     A COPY OF SUPERIOR'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED TO ANY STOCKHOLDER WITHOUT CHARGE ON WRITTEN REQUEST TO R. JEFFREY ORNSTEIN, VICE PRESIDENT & CFO, SUPERIOR INDUSTRIES INTERNATIONAL, INC., 7800 WOODLEY AVENUE, VAN NUYS, CALIFORNIA 91406.

                             ELECTION OF DIRECTORS

     The purpose of the Meeting is to elect three persons to Class III of the Board of Directors in accordance with the Company's Articles of Incorporation. Unless instructed to the contrary, the persons named in the accompanying proxy will vote the shares for the election of the nominees named herein to Class III of the Board of Directors as described below. Although it is not contemplated that any nominee will decline or be unable to serve, the shares will be voted by the proxy holders in their discretion for another person if such a contingency should arise. The term of each person elected as a director will continue until the director's term has expired and until his or her successor is elected and qualified. The three persons receiving the largest number of votes shall be elected as Class III directors. Since there is no particular percentage of either the outstanding shares or the shares represented at the meeting required to elect a director, abstentions and broker non-votes will have the same effect as the failure of shares to be represented at the meeting, except that the shares subject to such abstentions or non-votes will be counted in determining whether there is a quorum for taking shareholder action, under California law and the Company's Articles of Incorporation and Bylaws.

     The Company's Articles of Incorporation provides that its eight directors be divided into three classes. The term of office of those directors in Class III expires at the 1996 Annual Meeting of Stockholders; the term of office of those directors in Class I expires at the 1997 Annual Meeting of Stockholders; and the term of office of those directors in Class II expires at the 1998 Annual Meeting of Stockholders. Directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

                             NOMINEES FOR DIRECTORS

     Messrs. L. Borick, Brown and S. Borick are currently serving as directors in Class III and were elected at the 1993 Annual Meeting of Stockholders for a term of office expiring at the 1996 Annual Meeting of Stockholders. All nominees were recommended for election by the Board of Directors. The name, age and principal business or occupation of each nominee and each of the other directors who will continue in office after the 1996 Annual Meeting, the year in which each first became a director of the Company, committee memberships, ownership of equity securities of the Company and other information are shown below in the brief description of each of the nominees and continuing directors and in the table following such descriptions.

     Each of the following persons is nominated for election to Class III of the Board of Directors (to serve a three-year term ending at the 1999 Annual Meeting of Stockholders and until their respective successors are elected and qualified):

  Louis L. Borick

     Mr. L. Borick has been President and Chairman of Superior's Board of Directors since 1957 and has been responsible for the formation of the overall corporate policy of the Company and its subsidiaries. His son, Steven J. Borick, serves on Superior's Board of Directors and his brother-in-law, Morris Herstein, is Vice President, Services of Superior. Mr. Borick also serves as a member of the Long Range Financial Planning Committee of the Board of Directors.

  Raymond C. Brown

     Mr. Brown, Senior Vice President, joined the Company in 1967 and became Senior Vice President in 1975. His duties include strategic and product planning and involvement in all of the Company's major projects. He is directly responsible for marketing and sales of products for original equipment manufacturers and also has Corporate Quality reporting to him.

  Steven J. Borick

     Mr. S. Borick, who is a son of Louis L. Borick, has been engaged in the oil exploration business for over 19 years in his capacity as President of Texakota, Inc. and general partner of Texakota Oil Co. Mr. S. Borick also serves on the Board of Directors of M.D.C. Holdings, Inc., a New York Stock Exchange Company. He serves on the Audit, Long Range Financial Planning and Stock Option Committees of the Board of Directors of the Company.

CLASS I -- SERVING UNTIL THE 1997 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR
           RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED:

  Jack H. Parkinson

     Mr. Parkinson has more than 45 years experience in the automotive industry. He retired from Chrysler Corporation after 24 years in its international organization. He was Managing Director of Chrysler's Mexico operations from 1974 to 1982 and was Executive Vice President of Sunroad Enterprises, an entity involved in real estate development, banking and car dealerships, from 1983 to 1994. He serves on the Long Range Financial Planning and Compensation Committees of the Board of Directors of the Company.

  Philip W. Colburn

     Mr. Colburn has more than 30 years experience in the automotive industry. He currently is the Chairman of the Allen Group, Inc., a New York Stock Exchange listed manufacturer of electronic and other mobile communications products for the wireless telecommunications industry. He has held his current position since March 1988 and has served as a consultant to or a member of the Board of Directors of Allen since 1975. Mr. Colburn serves on the Audit and Long Range Financial Planning Committees of the Board of Directors of the Company. Mr. Colburn is also a Director of Earl Scheib, Inc. and TransPro, Inc.

  R. Jeffrey Ornstein

     Mr. Ornstein, a certified public accountant, joined the Company in June 1984 as Vice President, Finance and Treasurer and is the chief financial officer of the Company. He received the title of Vice President and CFO in 1995. Mr. Ornstein serves as an ex officio member on the Long Range Financial Planning Committee of the Board of Directors of the Company and also serves on the Western Advisory Board of Arkwright Mutual Insurance Company.

CLASS II -- SERVING UNTIL THE 1998 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL
            THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED:

  Sheldon I. Ausman

     Mr. Ausman is a Senior Vice President and advisor to management with the international insurance brokerage firm of Johnson & Higgins. He served with Arthur Andersen & Co. for 34 years and was managing partner of the firm's practice in Southern California, Honolulu and Las Vegas before his retirement. Mr. Ausman is very active in the community and among other responsibilities serves as Chairman of the Los Angeles Music Center Operating Company. Mr. Ausman serves on the Audit, Compensation and Long Range Financial Planning Committees of the Board of Directors of the Company.

  V. Bond Evans

     Mr. Evans has over 35 years of domestic and international experience in engineering, manufacturing and management disciplines, primarily in the aluminum industry. He graduated from General Motors Institute of Technology and Management and began his career with General Motors Diesel Ltd. in London, Ontario. He joined a Canadian subsidiary of Alumax and in 1968 was made President of the Canadian company with added responsibility for European operations. On moving to the United States, he became President of Kawneer Co. in 1971 and was made a Group Vice President of Alumax Inc. in 1976. He was promoted to Executive Vice President in 1979 and held a series of top management positions before becoming President and CEO in 1991. Mr. Evans retired from Alumax Inc., an integrated aluminum company and member of the NYSE, in 1994. During the past 10 years he has served as a committee chairman and director of the Aluminum Association and a director of IPAI. Mr. Evans serves on the Compensation and Stock Option Committees of the Board of Directors of the Company.

     The names and certain information with respect to the nominees and the incumbent directors are as follows:

                                                                     COMMON STOCK
                                                          FIRST      OWNED BENE-
                                                         ELECTED     FICIALLY ON    PERCENT OF
                                                          AS A         MARCH 1,     OUTSTANDING
         NAME           AGE     PRINCIPAL OCCUPATION    DIRECTOR         1996         SHARES
----------------------  ---    ----------------------  -----------   ------------   -----------
NOMINEES
  Louis L. Borick       72     President and Chairman      1957        7,259,335(1)    24.5%
                               of the Board
  Raymond C. Brown      67     Senior Vice President       1972           78,725(2)     *
  Steven J. Borick      43     President, Texakota,        1981           62,736(3)     *
                               Inc.
INCUMBENTS
  Jack H. Parkinson     68     Retired Executive           1983           29,221(3)     *
                               Vice President,
                               Sunroad Enterprises
  Philip W. Colburn     67     Chairman,                   1991           10,930(3)     *
                               Allen Group, Inc.
  R. Jeffrey Ornstein   53     Vice President & CFO        1991           41,522(2)     *
  Sheldon I. Ausman     62     Senior Vice President,      1992            3,000(3)     *
                               Johnson & Higgins
  V. Bond Evans         61     Retired President and       1994               --        *
                               CEO, Alumax Inc.

------------

  * Less than 1%.

(1) See "Voting Securities and Principal Holders."

(2) Includes 78,125 and 41,222 for Messrs. Brown and Ornstein, respectively, for which they have the right to acquire beneficial ownership through the exercise within 60 days from the date hereof of incentive stock options that have been previously granted.

(3) Includes 6,000, 6,800, 10,930, and 3,000 shares for Messrs. S. Borick, Parkinson, Colburn and Ausman, respectively, for which they have the right to acquire beneficial ownership through the exercise within 60 days from the date hereof of non-statutory stock options that have been previously granted.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During 1995, the Board of Directors of the Company held five regularly scheduled meetings. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he served. In addition to meeting as a group to review the Company's business, certain members of the Board of Directors also devote their time and talents to certain standing committees. The following paragraphs set forth the significant committees of the Board of Directors of the Company and the respective members.

     The Audit Committee establishes and oversees the Company's audit policy. It is presently comprised of Steven J. Borick, Sheldon I. Ausman and Philip W. Colburn. The Audit Committee met twice during 1995.

     The Stock Option Committee administers the Company's stock option plans. It is presently comprised of Steven J. Borick and V. Bond Evans. The Stock Option Committee met three times during 1995.

     The Compensation Committee reviews and approves the non-stock ownership compensation for the Company's officers and key employees. The committee consists of Sheldon I. Ausman, V. Bond Evans and Jack H. Parkinson. The Compensation Committee met twice during 1995. See "Compensation Committee Report" located elsewhere in this Proxy Statement.

     The Long Range Financial Planning Committee reviews the Company's long-term strategic financial objectives and the methods to accomplish them. The committee consists of Steven J. Borick, Sheldon I. Ausman, Louis L. Borick, Philip W. Colburn, Jack H. Parkinson and R. Jeffrey Ornstein as an ex officio member. The Long Range Financial Planning Committee met twice during 1995.

     The Company does not have a standing nominating committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Superior's main office and manufacturing facilities located at 7800 Woodley Avenue, Van Nuys, California are leased from Louis L. Borick, President and Chairman of the Board of Superior and Juanita A. Borick. One of the two buildings on the property is a casting plant containing approximately 55,000 square feet and the other is a combined office, manufacturing and warehouse structure. The offices comprise approximately 24,000 square feet and the manufacturing and warehouse area 236,000 square feet. During fiscal 1995, Superior paid $1,224,788 in rentals under the lease.

     Superior leases the plant and office facilities at 14721 Keswick Street, Van Nuys, California from Keswick Properties, owned jointly by Steven J. Borick, a director of the Company, and two other of Mr. L. Borick's children. During fiscal 1995, Superior paid Keswick Properties $292,102 in rentals under the lease.

     The plant facilities at 14617 Keswick Street are leased by the Company from the Borick Building Corporation, a company owned jointly by Louis L. Borick and Juanita A. Borick. During fiscal 1995, Superior paid to Borick Building Corporation $150,720 in rentals under the lease.

     The Company believes that the terms of the above mentioned lease agreements are on terms as favorable as those obtainable from an unaffiliated third party.

EMPLOYMENT AGREEMENTS

     On January 1, 1994, Superior renewed its employment agreement with Louis L. Borick. The agreement provides for a five-year evergreen term, an annual base compensation (see "Compensation Committee

Report"), use of a company automobile, life insurance and other customary employee benefits. The life insurance policies have a face value of $2,500,000 and the Company as the beneficiary. The agreement also provides, in the event of Mr. Borick's death or disability during the employment term, for a payment over 60 months of the balance of Mr. Borick's compensation under the agreement at the time of his death or disability. Upon an early termination of the agreement or Mr. Borick's retirement, he will receive, for life, one-twelfth of his annual base compensation during each of the ensuing 60 months and one-half such amount during each of the 120 months following. The agreement also provides for a $2,000,000 payment to Mr. Borick's beneficiaries upon his death. See "Compensation Committee Report" located elsewhere in this Proxy Statement for more discussion regarding Mr. Borick's compensation.

     The Company renewed employment agreements as of January 1, 1996 with Raymond C. Brown and R. Jeffrey Ornstein for two-year terms at their annual base salaries in effect on that date of $288,700 and $208,600, respectively. In addition to customary employee benefits and severance provisions, in the event the agreement is terminated by the employee or Superior for certain reasons after a change in control of the Company, each agreement provides for a lump sum payment to the employee of an amount equal to three years adjusted base salary.

RETIREMENT BENEFITS

     The Company entered into agreements with its directors and executive employees which provide for Superior to pay to the individual, upon his retirement after having reached his specified vesting date, or in the event of his death while in the employ of the Company prior to retirement, a monthly retirement benefit equal to 30% of his final average compensation over the preceding 36 months. Such payments are to continue through the later of 120 months or, if subsequent to his retirement, the individual's death.

COMPENSATION OF DIRECTORS

     During 1995, all non-employee directors of the Company were each compensated $16,500 for services as directors and $500 for each committee meeting attended. Management members of the Board of Directors are not compensated for their service as directors.

EXECUTIVE COMPENSATION

     The following table shows information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years 1993 through 1995 of those persons who were, at December 31, 1995, (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the Named Officers).

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL               LONG-TERM
                                                  COMPENSATION(1)        COMPENSATION -
                                    FISCAL     ---------------------         STOCK           ALL OTHER
    NAME AND PRINCIPAL POSITION      YEAR       SALARY      BONUS           OPTIONS       COMPENSATION(2)
----------------------------------- ------     --------   ----------     --------------   ---------------
Louis L. Borick                      1995      $751,262   $1,248,000             -0-          $ 2,310
  President and Chairman of the      1994       749,418    1,815,000             -0-            3,354
  Board                              1993       676,890    1,500,000         750,000            3,347
Raymond C. Brown                     1995       274,349      360,000          15,000            2,310
  Senior Vice President              1994       262,391      400,000             -0-(3)         3,354
                                     1993       261,152      300,000          37,500            3,285
R. Jeffrey Ornstein                  1995       200,681      200,000          10,000            2,310
  Vice President & CFO               1994       183,573      210,000             -0-(3)         2,769
                                     1993       175,315      160,000          11,250            2,625
James M. Ferguson                    1995       163,248       85,000           5,000            2,139
  Vice President, OEM Marketing      1994       158,746       85,000             -0-(3)         2,345
  Group                              1993       148,589       65,000           7,500            2,199
Henry C. Maldini                     1995       138,661       80,000           5,000            2,196
  Vice President, Engineering        1994       121,558       80,000             -0-(3)         1,835
                                     1993       113,283       60,000           7,500            1,867

---------------

(1) While the executive officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

(2) These amounts represent the Company's contributions to the employee retirement savings plans covering substantially all of its employees.

(3) Stock options granted in fiscal year 1994 were cancelled on February 1, 1995.

OPTION GRANTS

     The following table shows information on grants of stock options during the fiscal year 1995 to the Named Officers reflected in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                            POTENTIAL REALIZABLE VALUE
                              PERCENTAGE OF                                 AT ASSUMED ANNUAL RATES OF
                              TOTAL OPTIONS                                  STOCK PRICE APPRECIATION
                                GRANTED TO                                      FOR OPTION TERM(3)
                   OPTIONS     EMPLOYEES IN   EXERCISE PRICE   EXPIRATION   ---------------------------
      NAME       GRANTED(1)    FISCAL 1995     PER SHARE(2)       DATE          5%              10%
----------------------------  --------------  ---------------  ----------   -----------     -----------
Raymond C.
  Brown..........    15,000        12.6%          $ 24.50        2/01/05    $   231,150     $   585,750
R. Jeffrey
  Ornstein.......    10,000         8.4             24.50        2/01/05        154,100         390,500
James M.
  Ferguson.......     5,000         4.2             24.50        2/01/05         77,050         195,250
Henry C. Maldini      5,000         4.2             24.50        2/01/05         77,050         195,250

---------------

(1) All options granted are exercisable in cumulative equal installments commencing one year from date of grant, with full vesting on the third anniversary date for the options of the other Named Officers. Vesting may be accelerated in certain events relating to the change of the Company's ownership or certain corporate transactions.

(2) All stock options were granted at market value (closing price on the New York Stock Exchange -- Composite Transactions of the Company's common stock) on the date of grant.

(3) Reported net of the option exercise price. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock conditions, as well as the option holders' continued employment through the vesting period. The amounts reflected in this table may not be indicative of the value that will actually be achieved or realized.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table shows information with respect to stock options exercised during fiscal year 1995 and unexercised options to purchase the Company's common stock for the Named Officers in the Summary Compensation Table.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                      NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED,
                                                         OPTIONS HELD AT           IN-THE-MONEY OPTIONS
                          SHARES                        DECEMBER 31, 1995        AT DECEMBER 31, 1995(2)
                        ACQUIRED ON      VALUE      --------------------------  --------------------------
          NAME           EXERCISE     REALIZED(1)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
         -----         ------------   -----------   -----------  -------------  -----------  -------------
Louis L. Borick.........       -0-     $     -0-      500,000       250,000     $  477,500    $   238,750
Raymond C. Brown........     8,000       227,480       63,750        33,750        644,606        164,906
R. Jeffrey Ornstein.....    25,300       668,173       35,075        15,625        373,377         59,784
James M. Ferguson.......       -0-           -0-       34,650         8,750        625,697         36,731
Henry C. Maldini........    10,000       171,600        8,750         8,750         83,781         36,731

---------------

(1) Represents the difference between the market value on the date of exercise and the option exercise price.

(2) Represents the difference between the market value at December 31, 1995 and the option exercise price.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee, as currently constructed, is comprised of Messrs. Ausman, Evans and Parkinson; individuals who have never been employees of the Company. Its responsibility is to develop and make recommendations to the full Board with respect to executive compensation. Also, the Compensation Committee establishes the annual compensation of the Company's President and Chief Executive Officer ("CEO") and reviews the compensation policy related to the Company's other executive officers. Its executive compensation philosophy is to set levels of overall compensation that will allow the Company to successfully compete for exceptional executives, to tie part of each executive's compensation to the success of the Company in attaining its short and long-term objectives, and to recognize individual effort and achievement.

     The Committee considers the competitiveness of overall compensation, solely, and evaluates the performance of the executive officers and adjusts salaries accordingly. For individuals other than the CEO, adjustments are made based on subjective recommendation of the CEO to the Committee of the individual executive's performance and also take into account the profitability of the Company but without regard to a specified formula. The Committee believes these criteria for salary adjustments are in accordance with the sound overall compensation guidelines.

     Pursuant to this philosophy, the Committee reviews published compensation surveys covering a wide array of public companies, both larger and smaller than the Company. Periodically it reviews the compensation paid and to be paid to each of the Company's executive officers and receives an evaluation of their performance from the Company's CEO. Some of the executive officers have employment contracts which are discussed under "Employment Agreements."

     The compensation surveys that are utilized for executives other than the Company's CEO were prepared by a nationally recognized independent management consulting firm based on the compilation of over nine (9) individual surveys contained in their internal data base. The names of the companies in the survey are not identified.

     The compensation surveys utilized for CEO compensation are published in national magazines and contain certain of the companies comprising the peer group (see "Common Stock Performance Graph") but include a variety of other public companies. Compensation levels for the CEO were not solely based by reference to peer company compensation levels.

     The Committee does not specifically target a level of compensation relative to comparative compensation data collected for the CEO or other executive officers, but rather refers to this data for subjective review and confirmation of reasonableness of salaries paid to executives.

     In 1994, the Board of Directors and the stockholders approved an Incentive Bonus Plan (the "Bonus Plan") for Louis L. Borick, the Company's CEO. The purpose of the Bonus Plan is to provide Mr. Borick an additional incentive to continue the extraordinary efforts, initiative and judgment he has exercised on behalf of the Company and its stockholders by establishing his yearly bonus on a specific formula basis. Under the Bonus Plan, the amount of Mr. Borick's annual bonus will equal 2.0% of the Company's annual income before income taxes and before deducting any annual awards under the Bonus Plan or any other executive incentive arrangements. However, if such annual income does not equal at least 90% of the planned level for the year, as approved by the Compensation Committee, the 2.0% figure will be reduced to 1.8%, ranging down to 1.0% at 70% of the planned level. In no event, however, will Mr. Borick's annual bonus under the Bonus Plan be less than 1.0% of annual income, as defined.

     The Compensation Committee administers the Bonus Plan and determines the amount payable under it in accordance with its terms. The Compensation Committee has the right to amend or terminate the Bonus Plan at any time. The 1995 bonus paid to Mr. Borick pursuant to the Plan was $1,248,000.

     The Omnibus Budget Reconciliation Act of 1993 ("the Act") enacted in August 1993 limits the deductibility by the Company of the annual compensation paid over $1,000,000 to the Named Officers, unless such compensation was "performance-based", as defined in the Act. The intent of the Compensation Committee is that compensation paid under the Bonus Plan will qualify as performance-based compensation under the Act.

     The overall amount of the bonus pool is approximately 5% of pre-tax income. The pool is utilized for all bonuses including the Bonus Plan for the CEO. The determination as to the portion of the bonus pool awarded to each executive, other than the CEO, is entirely subjective and discretionary based on an evaluation of their performance and contribution for the year. The Committee approved the establishment of the pool and the amount; and individual bonus awards, other than the CEO, are based on recommendations of the CEO and reviewed and approved by the Committee.

     The stock option awards to each executive are determined subjectively based on an evaluation of their performance and contribution to the Company and also take into account the relative financial performance of the Company without regard to any specified formula.

     Base salaries are generally reviewed no sooner than every 12 to 18 months and adjusted when deemed necessary. Mr. Borick's salary was increased effective January 1, 1996 to $1,000,000 from $750,000 on the basis of his extraordinary contribution to the success of the Company. The last salary review for each of the Named Officers is as follows: Mr. Brown (July 1, 1995), Mr. Ornstein (January 1, 1995), Mr. Ferguson (July 1, 1995), and Mr. Maldini (July 1, 1995).

     The foregoing report has been furnished by --

                                    Sheldon I. Ausman
                                    V. Bond Evans
                                    Jack H. Parkinson

COMMON STOCK PERFORMANCE GRAPH

     The following graph compares the five year cumulative total return of the Company's common stock to that of the Dow Jones Equity Market Index and the Dow Jones Automobile Parts and Equipment Excluding Tire and Rubber Makers Index.

                          (PASTE-UP COMPARISON CHART)

                                        1989     1990     1991     1992     1993     1994
        SUPERIOR INDUSTRIES             100      118      211      367      841      518
        DOW JONES INDEX                 100       96      127      138      152      153
        DOW JONES PEER GROUP            100       88      108      138      181      159

       STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING OF STOCKHOLDERS

     Stockholder proposals complying with appropriate Securities and Exchange Commission and proxy rules to be presented at the 1997 Annual Meeting of Stockholders must be received at the Company's executive offices at 7800 Woodley Avenue, Van Nuys, California 91406 by November 30, 1996 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     Management does not know of any matters to be presented to the Meeting other than those described above. However, if other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters, and discretionary authority to do so is included in the proxy.

     A regulation under the Securities Exchange Act of 1934 (the "Act") requires the Company to disclose all late filings of reports, of which it is aware, required to be filed under Section 16(a) of the Act by directors and officers during the past fiscal year. Pursuant to this regulation, the Company is disclosing that Mr. L. Borick made one late filing.

     Management has not selected or recommended any auditors for the forthcoming year. Management believes that this decision is premature at this time although it expects to retain Arthur Andersen LLP as the Company's auditors for 1996. A representative of Arthur Andersen LLP is expected to be present at the Meeting and available to respond to appropriate questions.

                                      SUPERIOR INDUSTRIES INTERNATIONAL, INC.

                                      Louis L. Borick, President and
                                      Chairman of the Board

PROXY


                   SUPERIOR INDUSTRIES INTERNATIONAL, INC.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- MAY 17, 1996


          The undersigned hereby appoints RAYMOND C. BROWN and R. JEFFREY ORNSTEIN, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of SUPERIOR INDUSTRIES INTERNATIONAL, INC., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California 90212 on Friday, May 17, 1996 at 10:00 A.M., and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat.

          THE PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS.

                           (continued on backside)

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
                                                                          ___
                                                            Please mark
                                                            your vote      X
                                                            as this       ___


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. The Board of Directors recommends a vote FOR all proposals.


                                    FOR
                                all nominees          WITHHOLD
                                listed below         AUTHORITY
                                  (except as        to vote for
                               indicated to the     all nominees
                                contrary below)     listed below
(1) The election of directors         ____              ____

    Nominees:  Louis L. Borick        ____              ____
               Raymond C. Brown
               Steven J. Borick
                                                   If you expect to      ____
(Instructions: To withhold authority to vote       attend the meeting,
 for any individual nominee, write that            please check box.     ____
 nominee's name in the space provided below.)


___________________________________________

                                                    ______
                                                          /
                                                          /
                                                          /





Signature(s)__________________________________________ Date _________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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